EXHIBIT P
Letter from Releasing Party

Dear [Person or Entity]:

This letter regards [Name of Releasing Party / Water System] (“[System]”), the 3M Company (“3M”) and entities affiliated with 3M, and certain provisions in the Settlement Agreement Between Public Water Systems and 3M Company approved by a federal judge on [date of Final Approval] (“the Settlement” or the “Settlement Agreement”). The Settlement involves Drinking Water and the group of chemicals commonly known as “PFAS.” All capitalized terms not otherwise defined herein shall have the meaning set forth in the Settlement Agreement.

The purpose of this letter is to provide information about the broad, inclusive, and expansive release that [System] has provided to 3M and certain entities affiliated with 3M as part of a Settlement between Public Water Systems across the country and 3M.

This letter does not provide or purport to provide you with legal advice. Nothing in this letter modifies or purports to modify any part of the Settlement. Rather, this letter explains certain rights and responsibilities of [System] and 3M in light of the Settlement. If you would like to review the terms of the Settlement itself, it is available at [URL].

Claims Released by [System] Under the Settlement

Under the Settlement, [System] has released certain Claims against 3M and entities affiliated with 3M (collectively, the “Released Parties”) such that those Claims are fully, finally, and forever resolved. Subject to certain exceptions, under the Settlement, [System] has released as broadly, expansively, and inclusively as possible any Claim:

1.Arising out of, relating to, or involving PFAS that has entered or may enter Drinking Water or the Public Water System of [System], as that term is defined in the Settlement, that:
a)was or could have been asserted in the Litigation and that arises or may arise at any time in the future out of, relates to, or involves Drinking Water or [System]’s Public Water System;
b)is for any type of relief with respect to the design, engineering, installation, maintenance, or operation of, or cost associated with, any kind of treatment, filtration, remediation, management, investigation, testing, or monitoring of PFAS in Drinking Water or in [System]’s Public Water System; or
c)has arisen or may arise at any time in the future out of, relates to, or involves any increase in the rates for Drinking Water that [System] charges its customers;
2.Arising out of, relating to, or involving the development, manufacture, formulation, distribution, sale, transportation, storage, loading, mixing, application, or use of PFAS or any product (including aqueous film-forming foam (“AFFF”)) manufactured with or containing PFAS (to the extent such Claim relates to, arises out of, or involves PFAS);
3.Arising out of, relating to, or involving [System]’s transport, disposal, or arrangement for disposal of PFAS-containing waste or PFAS-containing wastewater, or [System]’s use of PFAS-containing water for irrigation or manufacturing;

4.Arising out of, relating to, or involving representations about PFAS or any product (including AFFF) manufactured with or containing PFAS (to the extent such Claim relates to, arises out of, or involves PFAS); and/or
5.For punitive or exemplary damages that has arisen or may arise at any time in the future out of, relates to, or involves PFAS or any product (including AFFF) manufactured with or containing PFAS (to the extent such Claim relates to, arises out of, or involves PFAS).

3M and the Other Released Parties Have No Further Obligation to Pay

Through its payments under the Settlement, 3M has fully resolved any and all duties and obligations that it or the other Released Parties might have to contribute funds toward or otherwise address any alleged damages, treatment, filtration, or remediation that in any way arises out of, relates to, or involves PFAS that has entered or may enter Drinking Water or the Public Water System of [System] or any other Releasing Party.

[System] Has Ensured that PFAS Concentrations Are Kept Below Regulatory Limits

[System] has ensured that PFAS concentrations in its Drinking Water are below final federal and final state regulatory limits for PFAS.

Sincerely,

[signature of authorized representative of Releasing Party / Water System]

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